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                                                                     Exhibit 8.4

                     [Letterhead of Mallesons Stephen Jaques]


BP Australia Capital Markets Limited                            21 February 2002
Level 29
The Tower                                                       R A Ladbury
Melbourne Central                                               Partner
360 Elizabeth Street
Melbourne  VIC  3000
AUSTRALIA

Dear Sirs

BP Australia Capital Markets Limited (ACN 006 507 768) - Registration Statement on Form F-3

We have acted as Australian counsel to BP Australia Capital Markets Limited (ACN 006 507 768) (the "Company") in connection with the offer of Guaranteed Debt Securities of the Companies as described in the Registration Statement on Form F-3 (the "Registration Statement") filed by the Companies on or about the date hereof, pursuant to Rule 462(b) of the United States Securities Act of 1933, as amended. We hereby confirm to you our opinion as set forth in the Registration Statement under the caption "Taxation" insofar as it relates to matters of Australian income tax law.

We hereby consent to the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the United States Securities Act of 1933.

Very truly yours,

/s/ Mallesons Stephen Jaques